Ex 1.1

                          SECURITIES PURCHASE AGREEMENT

     AGREEMENT,  dated as of December  10, 2004,  between  Avitar,  Inc.  (the "
Company"), a Delaware corporation, and Global Capital Funding Group, L.P. ("Purchaser"), a Delaware limited partnership.

                                R E C I T A L S:

     WHEREAS, the Company wishes to issue and sell to the Purchaser and Purchaser desires to purchase from the Company, for a purchase price of $1,000 per $1,000 in stated value, per share, an aggregate of up to 1,285 shares of the Company's 15,000 authorized Series A Convertible Preferred Stock, 4% Cumulative Dividend (the " Preferred Shares or "Preferred Stock"), of which 1,500 Preferred Shares are presently issued and outstanding as of the date of this Agreement, with terms and conditions as set forth in the Certificate of Designations dated May 25, 2004, on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Preferred Shares will be convertible into shares of the Company's common stock, $0.01 par value per share (the " Common Stock");

     WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable as dividends under, and upon conversion of, the Preferred Shares (the "Conversion Shares") as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


Article 1. DEFINITIONS

1 Definitions Definitions . The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person (the " Subject Person"), (i) any other Person (a " Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "Agreement"  means  this  Securities   Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time in accordance with its terms.

     "Amex" means the American Stock Exchange.

     "Asset Sale" has the meaning set forth in Section 8.4.

     "Balance Sheet Date" has the meaning set forth in Section 4.7.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

     "Benefit Plans" has the meaning set forth in Section 4.9(b).

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

     "Capital Reorganization" has the meaning set forth in Section 11.5.

     "Certificate of Designation" means the Certificate of Designation, Preference and Rights of Series A Convertible Preferred Stock of Avitar, Inc., dated May 25, 2004 and amended by Certificate of Correction on June 9, 2004 (as further described in Section 2.4).

     "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 331/3% or more of the outstanding shares of Common Stock of the Company without the prior written consent of Purchaser; (ii) any sale or other disposition (other than by reason of death or disability) to any Person of more than 75,000 shares of Common Stock of the Company by any executive officers and/or employee directors of the Company without the prior written consent of Purchaser; or (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. (" Bloomberg") pursuant to Bloomberg's Historical Price ("HP") function key on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "Closing Date" means the first Business Day upon which all the conditions set forth in Section 6 have been fulfilled or deemed to be fulfilled (or such other date unanimously agreed by the parties), and upon which this Agreement becomes unconditional.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "Common Stock" means the common stock, $0.01 par value per share, of the Company.

     "Company" means Avitar, Inc., a Delaware corporation, and its successors.

     "Company Corporate Documents" means the certificate of incorporation and bylaws of the Company.

     "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

     "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Preferred Share by the holder thereof to the Company as specified in the Certificate of Designations.

     "Conversion Price" has the meaning ("Preferred Conversion Price") set forth in Section 1.9 of the Certificate of Designations.

     "Conversion Shares" means the shares of common stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants.

     "Deadline" has the meaning set forth in Section 10.1.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivative Securities" has the meaning set forth in Section 8.6.

     "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

     "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

     "Event of Default" has the meaning set forth in Article XII hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

     "Fixed Price(s)" has the meaning set forth in Section 11.1.

     "Formula Price" has the meaning set forth in Section 3.4 (a).

     "GAAP" has the meaning set forth in Section 1.2.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

     "Intellectual Property" has the meaning set forth in Section 4.20.

     "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

     "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Majority Holders" means (i) as of the Closing Date, Purchaser and (ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Preferred Shares outstanding at such time.

     "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "Maximum Number of Shares" shall mean that percentage that the Company may issue without shareholder approval under the applicable rules of the National Market or the applicable Amex or equivalent entity, of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the shareholders of the Company may have previously approved. "NASD" has the meaning set forth in
Section 7.10.

     "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

     "National Market" means the Nasdaq Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc.

     "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

     "Notice of Conversion" means the notice to be delivered by a holder of a Preferred Share upon conversion of all or a portion thereof.

     "Notice of Exercise" means the notice to be delivered by a holder of the Warrant upon exercise of all or a portion thereof to the Company.

     "Officer's Certificate" shall mean a certificate executed by the president, chief executive officer or chief financial officer of the Company in the form of Exhibit D attached hereto.

     "Other Taxes" has the meaning set forth in Section 3.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

     "Permitted Financings" has the meaning set forth in Section 10.5.

     "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock Company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of the Person which was at such time a member of the ERISA Group.

     "Preferred Shares" or "Preferred Stock" means the Company's Series A Convertible Preferred Stock, 4% Cumulative Dividend with the rights and privileges set forth in the Certificate of Designations, substantially in the form set forth as Exhibit A hereto.

     "Preferred Stock Warrant" or "Preferred Stock Warrants" have the meanings set forth in Section 2.3.

     "Purchase  Price" means the purchase  price for the Securities set forth in
Section 2.1 hereof.


     "Purchaser" means Global Capital Funding Group, L.P. and its successors and assigns, including holders from time to time of the Preferred Shares.

     "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

     "Redemption Event" has the meaning set forth in Section 3.4.

     "Registrable Securities" has the meaning set forth in Section 10.4(a).

     "Registration Default" has the meaning set forth in Section 10.4(e).

     "Registration Maintenance Period" has the meaning set forth in Section 10.4(e).

     "Registration Statement" has the meaning set forth in Section 10.4(b).

     "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in Exhibit B attached hereto.

     "Required Effectiveness Date" has the meaning set forth in Section 10.4(b).

     "Reserved Amount" has the meaning set forth in Section 7.10(a).

     "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a " Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

     "Rights Offering" has the meaning set forth in Section 11.3.

     "Sale Event" has the meaning set forth in Section 3.4.

     "SEC Reports" shall have the meaning set forth in Section 7.1(a).

     "Securities" means the Preferred Shares, and, as applicable, the Conversion Shares.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Reorganization" has the meaning set forth in Section 11.2.

     "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Preferred Shares and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of Exhibit C attached hereto.

     "Special Distribution" has the meaning set forth in Section 11.4.

     "Subsidiary" has the meaning set forth in Section 4.26.

     "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

     "Taxes" has the meaning set forth in Section 3.6.

     "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

     "Transaction Agreements" means this Agreement, the Preferred Shares, the Registration Rights Agreement, and the other agreements contemplated by this Agreement.

     "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Warrant Shares" means shares of Common Stock of the Company issued upon exercise of the Preferred Stock Warrant.

2 Accounting Terms and Determinations Accounting Terms and Determinations . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) (" GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.



Article 2. PURCHASE AND SALE OF SECURITIES

1 Purchase and Sale of Preferred Shares. Subject to the terms hereof, the Company agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, One Thousand Two Hundred Eighty Five (1,285) Preferred Shares, at a purchase price of One Thousand Dollars ($1,000.00) per One Thousand Dollars ($1,000) in stated value per share. The Purchaser shall acquire the Preferred Shares on the Closing Date in an aggregate principal amount of One Million Two Hundred Eighty Five Thousand Dollars ($ 1,285,000) (the "Purchase Price").

2 Payment of Cash Purchase Price Exchange of Securities . Purchaser shall pay the Purchase Price in cash to the Company by wire transfer of immediately available funds, directed as follows:

                      Avitar, Inc.

                      Bank Name:  Citizens Bank

                      ABA/Bank ID:  011500120

                      Acct Name:  Avitar Technologies, Inc.

                      Account #:  110780-390-7

On the Closing Date, the Preferred Shares and Preferred Stock Warrant issuable in consideration of the Purchase Price shall be issued by the Company following the Company's receipt of such Purchase Price.


3 Preferred Stock Warrant. In consideration for, and as an inducement to, Purchaser's purchase of the Preferred Shares hereunder, the Company will issue to Purchaser upon Closing, in connection with and in addition to the applicable number of Preferred Shares, a Warrant (in the form attached hereto as Exhibit E, (the "Preferred Stock Warrant") to purchase 600,000 shares of the Company's Common Stock.

4 Adoption of Certificate of Designation. The Company has adopted and filed of record with the Delaware Secretary of State a Certificate of Designation, Preference and Rights of Series A Convertible Preferred Stock of Avitar, Inc. (the "Certificate of Designation"). The terms of the Certificate of Designation, among other things, provides that upon consummation of a "Qualified Future Financing" which contains a "Superior Right" (as each of those terms is defined in the Certificate of Designation), the terms and conditions of such Superior Right shall be automatically incorporated into the rights contained in the Certificate of Designation and will supersede any provisions in the Certificate of Designation relating to such Superior Right that would conflict with the exercise or application of such Superior Right; provided, however, that any such Superior Right may be waived by the holders of the Preferred Stock in accordance with the applicable provisions of the Certificate of Designation. If the Company provides any consideration to the holders of any equity or convertible debt instrument issued in connection with such Qualified Future Financing that is in addition to the consideration provided to the Purchaser (such as, for purposes of illustration, a warrant agreement other than a warrant substantially identical to the Warrants offered in this Agreement and issued in similar denominations and for substantially identical consideration provided or a registration rights agreement providing additional registration rights), then the Company will take all lawful and reasonable steps necessary to ensure that the Purchaser also receives such additional consideration; provided, however, that any terms which provide for a conversion price that is, whether expressly stated or calculated as a result of a formula, greater than or equal to the conversion price then in place for the Series A Convertible Preferred Stock shall not be deemed to be a Superior Right.



Article 3. PAYMENT TERMS OF CUMULATIVE CONVERTIBLE PREFERRED SHARES

1 Payment of Principal and Dividends; Payment Mechanics Payment of Principal and Dividends; Payment Mechanics . The Company will pay all amounts due on each Preferred Share by the method and at the address specified for such purpose by Purchaser in writing, without the presentation or surrender of any Preferred Share or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Preferred Share, the holder shall surrender the certificate representing the Preferred Share for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Preferred Share, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which dividends have been paid thereon or surrender the certificate representing the Preferred Share to the Company in exchange for a new certificate. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Preferred Share purchased under this Agreement and that has made the same agreement in writing relating to the Preferred Shares as Purchaser has in this Agreement; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

2 Payment of Dividends Payment of Dividends . Dividends shall be cumulative and payable in cash, in kind or Common Stock of the Company, at the election of the Company, on each Preferred Share as of the date of issuance and shall be payable in accordance with the Certificate of Designation and before the payment of any dividend on the Common Stock.

(a) Intentionally Omitted .

(b) Mandatory Prepayments .

     1) Upon (i) the occurrence of a Change in Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and
(iii)  being  referred  to as a " Sale  Event"),  or (iv)  the  occurrence  of a
Registration Default which continues uncured for a period of forty-five (45) days, then, in each case, the Company shall, upon request of the Purchaser, redeem the Preferred Shares, subject to the provisions of Section 6 of the
Certificate of Designation. The redemption price payable upon any such redemption shall be the Redemption Price in Section 6 of the Certificate of Designation (referred to herein as the "Formula Price").

(c) At the option of Purchaser, upon the consummation of one or more Financings (other than Qualified Future Financing), the Company shall use 25% of the Net Cash Proceeds therefrom (unless such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Preferred Shares.

(d) Upon the issuance of the Maximum Number of Shares and the failure within 40 days of such issuance to obtain shareholder approval to issue additional shares of Common Stock (the " Redemption Event"), the Company shall redeem the outstanding Preferred Share for the Formula Price.

(e) In the event that there is an insufficient number of authorized, issuable, unlegended and freely tradeable shares of Common Stock registered under the Registration Statement filed by the Company to fully convert the Preferred Shares held by Purchaser and sell such shares issued thereon, then the Company shall immediately file an amendment to the then current registration statement to register a sufficient number of such shares to convert said Preferred Shares. Upon the failure within forty-five (45) days to register a sufficient number of such shares, the Company shall redeem the Preferred Share for the Formula Price. In addition, failure of the Company to register a sufficient number of such shares to fully convert said Preferred Shares shall be a Registration Default under Section 10.4(e) from the date of the Notice of Conversion to the date of the earlier of (i) the redemption of the outstanding balance of the Preferred Shares or (ii) full conversion of the Preferred Shares.

3 Redemption Procedures Redemption Procedures .

(a) Any redemption of the Preferred Shares pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which Purchaser shall thereafter not be entitled to deliver a Notice of Conversion for the Preferred Shares) as follows: 1) A prepayment pursuant to Section 3.3, the "redemption date" specified therein;

2) A redemption pursuant to Section 3.4(a), the date of consummation of the applicable Sale Event or the Registration Default;

3) A redemption pursuant to Section 3.4(b), three (3) Business Days following the date of consummation of the applicable Financing (meaning closing and funding);

4) A redemption pursuant to Section 3.4(c), 40 days from the date of issuance of the Maximum Number of Shares unless shareholder approval to issue additional shares of Common Stock is obtained by the Company prior to the expiration of said 40 days; and

5) A redemption pursuant to Section 3.4(d), three (3) Business Days following the expiration of forty-five (45) days without registration of a sufficient number of shares.

(b) On the effective date of a redemption of the Preferred Shares as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the prepayment/redemption price to Purchaser of the Preferred Shares subject to redemption. Should Purchaser not receive payment of any amounts due on redemption of its Preferred Shares by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of (I) the maximum lawful rate and (II) 18% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

(c) The Company shall select the Preferred Shares to be redeemed in any redemption in which not all of the Preferred Shares are to be redeemed so that the ratio of the Preferred Shares of each holder selected for redemption to the total Preferred Shares owned by that holder shall be the same as the ratio of all such Preferred Shares selected for redemption bears to the total of all then outstanding Preferred Shares. Should any Preferred Shares required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Preferred Shares shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

(d) Any Notice of Conversion delivered by Purchaser (including delivery via telecopy) to the Company prior to the effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Preferred Shares shall be deemed effected on the Conversion Date. In addition, between the effective date of a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to Purchaser, Purchaser may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to Purchaser when due or (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to Purchaser when due. Additionally, in the event the Company fails to make full payment of the redemption price of the Preferred Shares being redeemed by the tenth (10) day following the notice of redemption, then the Company waives its right to redeem any of the remaining then outstanding Preferred Shares, unless such redemption is approved by the Purchaser.

4 Payment of Additional Amounts Payment of Additional Amounts .

(a) Any and all payments by the Company hereunder or under the Preferred Shares to Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as " Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Preferred Shares (i) the holders of the Preferred Shares subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Preferred Shares to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings;
(iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law; provided, however, the Company shall not be required to pay any taxes owed by Purchaser or any qualified assignee resulting from (x) the payment of dividends on the Preferred Shares by the Company or (y) any gain recognized from the transfer of the Preferred Shares by the Purchaser to a qualified assignee. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (i) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

(b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as " Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security.

(c) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes (provided, however, the Company shall not be required to indemnify or pay any taxes owed by Purchaser or any qualified assignee resulting from (x) the payment of dividends on the Preferred Shares by the Company or (y) any gain recognized from the transfer of the Preferred Shares by the Purchaser to a qualified assignee) or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.6) paid by Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date Purchaser or assignee makes written demand therefore. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by Purchaser or qualified assignee shall be conclusive evidence of the amount due from the Company to such party.

(d) Within 30 days after the date of any payment of Taxes, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.


Article 4. REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Purchaser as of the Closing Date the following:

1 Organization and Qualification Organization and Qualification . The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each subsidiary is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A " Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

2 Authorization and Execution Authorization and Execution .

(a) The Company and each Subsidiary, as applicable, has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

(b) The execution, delivery and performance by the Company and each Subsidiary, as applicable, of each Transaction Agreement and the issuance by the Company of the Securities, have been duly and validly authorized by the Board of Directors of the Company and each Subsidiary, as applicable, and no further consent or authorization of the Company or its Subsidiaries, their Board of Directors or the Company's shareholders is required.

(c) This Agreement has been duly executed and delivered by the Company.

(d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company and each Subsidiary, as applicable, in each case enforceable against the Company and each Subsidiary, as applicable, in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

3 Capitalization Capitalization . As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and except as set forth on Schedule 4.3 no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule
4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

4 Governmental Authorization Governmental Authorization . The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect and
(d) the filing of a "Form D" as described in Section 7.13 below.

5 Issuance of Shares Issuance of Shares . Upon conversion in accordance with the terms of the Preferred Shares, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance other than those created by Purchaser and shall not be subject to preemptive rights or similar rights of any other shareholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares could dilute the ownership interests of other shareholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

6 No Conflicts No Conflicts . The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation known by the Company to be applicable to it, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary except those created by the Transaction Agreements. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

7 Financial Information Financial Information . Since June 30, 2004 (the " Balance Sheet Date"), except as disclosed in Schedule 4.7, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and to the knowledge of the Company no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The audited consolidated balance sheets of the Company and its Subsidiaries for the period ending December 31, 2001, 2002 and 2003, and the related consolidated statements of income, changes in shareholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingency required to be reflected therein.

8 Litigation Litigation . Except as set forth on Schedule 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could be reasonably expected to have a Material Adverse Effect or which challenges the validity of any Transaction Agreements.

9 Compliance with ERISA and other Benefit Plans Compliance with ERISA and other Benefit Plans .

(a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the " Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

10 Environmental Matters Environmental Matters . The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

11 Taxes Taxes . All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

12 Investments, Joint Ventures Investments, Joint Ventures . Other than as set forth in Schedule 4.12, the Company has no other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

13 Not an Investment Company Not an Investment Company . Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

14 Full Disclosure Full Disclosure . The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

15 No Solicitation; No Integration with Other Offerings No Solicitation; No Integration with Other Offerings . No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act.

16 Permits Permits . (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit, except in each case or in the aggregate that could not be reasonably expected to have a Material Adverse Effect.

17 Leases Leases . Neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $500,000 during the life of such lease.

18 Absence of Any Undisclosed Liabilities or Capital Calls Absence of Any Undisclosed Liabilities or Capital Calls . There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

19 Public Utility Holding Company Public Utility Holding Company . Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

20 Intellectual Property Rights Intellectual Property Rights . Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material to the knowledge of the Company, patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, " Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

21 Insurance Insurance . The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

22 Title to Properties Title to Properties . The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens.

23 Internal Accounting Controls Internal Accounting Controls . The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

24 Brokers Brokers . Except as set forth on Schedule 4.24, the Company has no contract, arrangement or understanding with any broker, finder of similar agent with respect to the transactions contemplated by this Agreement.

25 Foreign Practices Foreign Practices . Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of any law, rule or regulation.

26 Subsidiaries Subsidiaries . Except for the directly and indirectly owned subsidiaries of the Company as set forth on Schedule 4.26 (the "Subsidiaries"), the Company does not own or hold any shares of stock or any other security or interest in any other equity, or any rights to acquire any such security or interest. Except for the Subsidiaries disclosed on Schedule 4.26, the Company has never had any subsidiary corporation of which the securities having a majority of voting power in electing the board of directors or representing a majority of the economic interests were, at the time as of which any determination was made, owned by the Company either directly or indirectly. The number of authorized, issued and outstanding shares of capital stock of the Subsidiaries is as set forth on Schedule 4.26. All outstanding shares of the Subsidiaries capital stock are validly issued, fully paid and nonassessable, are free from, and were not issued in violation of any preemptive rights, and are owned of record and beneficially by the Company.



Article 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

1 Purchaser Purchaser . Purchaser hereby represents and warrants to the Company that:

(a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of Purchaser's property shall at all times be and remain within its control;

(b) the execution, delivery and performance of this Agreement and the exchange of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

(c) this Agreement has been duly executed and delivered by Purchaser;

(d) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

(e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

(f) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

(g) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

(h) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon; and

(i) no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest.


Article 6. CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

1 Conditions Precedent to Purchaser's Obligations to Purchase Conditions Precedent to Purchaseris Obligations to Purchase . The obligation of Purchaser hereunder to exchange the Secured Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

(a) The Company and each Subsidiary, as required, shall have duly executed this Agreement, the Registration Rights Agreement, and all other required agreements , and delivered the same to Purchaser;

(b) The Company shall have delivered to Purchaser a duly executed certificate representing the Preferred Share in accordance with Section 2.3 hereof;

(c) The Company shall have delivered the Solvency Certificate;

(d) The representations and warranties of the Company and its Subsidiaries contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company and its Subsidiaries shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by them at or prior to the Closing Date. Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser, including but not limited to certificates with respect to the Company and Subsidiary Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit D;

(e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and exchange of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

(f) All applicable waiting periods in respect to the issuance and exchange of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

(g) No law or regulation shall have been imposed or enacted that, in the judgment of Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

(h) Purchaser shall have received an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Purchaser;

(i) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

(j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

(k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since November 30, 2004;

(l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

(m) Purchaser shall have confirmed the receipt of the Preferred Shares to be issued, duly executed by the Company in the denominations and registered in the name of Purchaser;

(n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which Purchaser reasonably deems material in connection with the purchase of the Securities;

(o) As of the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

2 Conditions to the Company's Obligations Conditions to the Companyis Obligations . The obligations of the Company to issue and exchange the
Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

(a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

(b) The issue and exchange of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

(c) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser; (d) The Company shall have received payment of the Purchase Price, less the applicable application fee, discount fees, broker fees and Expense Reimbursement Fee, as applicable.


Article 7. AFFIRMATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof for so long as any Preferred Shares remain outstanding and for the benefit of Purchaser:

Section 7.01 Information . The Company will deliver to each holder of the Preferred Shares:

(a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports of Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission (collectively, "SEC Reports");

(b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

(c) within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

(d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

(e) at least five (5) Business Days prior to the consummation of any Financing or other event requiring a redemption of the Preferred Shares under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

(f) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares issuable pursuant to the Transaction Agreements; and

(g) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

2 Payment of Obligations Payment of Obligations . The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

3 Maintenance of Property; Insurance Maintenance of Property; Insurance . The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

4 Maintenance of Existence Maintenance of Existence . The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

5 Compliance with Laws Compliance with Laws . The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

6 Inspection of Property, Books and Records Inspection of Property, Books and Records . The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser's Representative or an affiliate thereof, as representatives of Purchaser and representatives of the Small Business Administration, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

7 Investment Company Act Investment Company Act . The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

8 Use of Proceeds. The proceeds from the issuance and sale of the Preferred Shares by the Company shall be used in accordance with Schedule 7.08 attached hereto. None of the proceeds from the issuance and sale of the Preferred Shares by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System. Reserved.

9 Compliance with Terms and Conditions of Material Contracts Compliance with Terms and Conditions of Material Contracts . The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

10 Reserved Shares and Listings Reserved Shares and Listings .

(a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares based on the conversion price of the Preferred Shares in effect from time to time (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Preferred Shares), the Company shall include in the Reserve Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Preferred Shares, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or (y) in lieu thereof, consummating the immediate repurchase of the Preferred Shares contemplated in Section 3.4(c) hereof.

(b) The Company will maintain the listing and trading of its Common Stock on the Amex. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Amex or any National Market, as applicable.

11 Transfer Agent Instructions Transfer Agent Instructions . Upon receipt of a Notice of Conversion, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Preferred Shares. Upon conversion of any Preferred Shares in accordance with their terms the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Preferred Shares shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

12 Maintenance of Reporting Status; Supplemental Information Maintenance of Reporting Status; Supplemental Information . So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

13 Form D; Blue Sky Laws . The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for exchange with Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.


Article 8. NEGATIVE COVENANTS

The Company hereby agrees that from and after the date hereof for so long as any Preferred Shares remain outstanding and for the benefit of Purchaser:


1 Limitations on Debt or Other Liabilities . Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) (i) any Debt except (x) Debt incurred in a Permitted Financing (hereinafter defined), (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, (z) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement), unless the Company complies with the mandatory prepayment terms of Section 3.4(b) hereof.

2 Transactions with Affiliates . The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.2 attached hereto (with a copy of such agreements annexed to such Schedule 8.2) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

3 Merger or Consolidation . The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and
(x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

4 Limitation on Asset Sales . Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

5 Restrictions on Certain Amendments . Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

6 Prohibition on Discounted Equity Offerings .

(a) In addition to and not in lieu of the covenant specified in Section 8.1 above, beginning on the Closing Date and continuing until 180 days following the date on which the Registration Statement is declared effective by the Commission (the "Effective Date") or until such time as all of the Preferred Shares have been either redeemed or converted into Conversion Shares in full, whichever is later to occur, the Company agrees that it will not, without the written consent of the Purchaser or Majority Holders, issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded. The 180-day restrictive period set forth in this paragraph (a) of this Section 8.6 shall be increased by one day for each day a Registration Default has occurred and not been cured by the Company.

(b) Beginning on the Closing Date and continuing until 180 days following the Effective Date or until such time as all of the Preferred Shares have been either redeemed or converted into Conversion Shares in full, whichever is later to occur, the Company agrees it will not, without the written consent of the Purchaser or Majority Holders, issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities." As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company or otherwise, in each case prior to twelve
(12) months following the date of issuance of such securities.

(c) The restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement,
(ii) stock option or other compensatory plans, (iii) the Securities Purchase Agreement dated May 14, 2004 between the Company and GCA Strategic Investment Fund Limited or (iv) Qualified Future Financing (hereafter defined).

7 Limitation on Stock Repurchases . Except as otherwise set forth in the Preferred Shares, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.


Article 9. RESTRICTIVE LEGENDS

1 Restrictions on Transfer . From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

2 Legends . The Preferred Shares shall bear a restrictive legend in accordance with applicable securities laws. The Conversion Shares, upon resale by the Purchaser pursuant to the Registration Statement, shall be freely tradeable and unrestricted.

3 Notice of Proposed Transfers . Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or (iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.



Article 10. ADDITIONAL AGREEMENTS AMONG THE PARTIES

1 Liquidated Damages .

(a) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 7.11 hereof within three (3) New York Stock Exchange Trading Days of delivery of a Notice of Conversion (the "Deadline") to Purchaser (or any party receiving Securities by transfer from Purchaser) at the address of Purchaser set forth in the Notice of Conversion, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Purchaser.

(b) Without in any way limiting Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares is more than one (1) Business Day after the Deadline, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, $500 for each $100,000 principal amount of Preferred Shares then outstanding per day in cash, for each of the first ten days following the Deadline that the Company fails to deliver such Common Stock, and $1,000 for each $100,000 principal amount of Preferred Shares then outstanding per day in cash, for each day thereafter the Company fails to deliver such Common Stock. Such cash amount shall be paid to Purchaser by the last day of the calendar week following the week in which it has accrued or, at the option of Purchaser (by written notice to the Company by the first day of the week following the week in which it has accrued), shall be added to the principal amount of the Preferred Share (if then outstanding) payable to Purchaser, in which event dividends shall accrue thereon in accordance with the terms of the Preferred Shares and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Preferred Shares.

2 Conversion Notice . The Company agrees that, in addition to any other remedies which may be available to Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates with or without restrictive legends as contemplated by Article IX representing the shares of Common Stock on or prior to the Deadline after conversion of any Preferred Shares, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion, by delivering a notice to such effect to the Company whereupon the Company and Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

3 Conversion Limit . Notwithstanding the conversion rights under the Preferred Shares, unless Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall Purchaser be entitled to convert any portion of the Preferred Shares, in excess of that portion of the Preferred Shares, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Shares or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Preferred Shares with respect to which this determination is being made, would result in beneficial ownership by Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of Section 10.3(i) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.3. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Certificate of Designation, (ii) immediately preceding and upon any Sale Event, or (iii) following the occurrence of any Event of Default which is not cured for a period of ten (10) calendar days. Furthermore, in no event shall Purchaser be entitled to convert any portion of the Preferred Shares in excess of that portion of Preferred Shares of which the number of shares of Common
Stock to be issued is in excess of 19.9% of the Common Stock outstanding immediately prior to the Closing Date without the approval of the shareholders of the Company in accordance with AMEX rules.

4 Registration Rights . The Company shall grant Purchaser registration rights covering the Conversion Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

(a) The Company shall prepare and file within thirty (30) days of the Closing Date (the "Filing Date"), a registration statement (the "Registration Statement") to register a sufficient number of Common Stock to cover the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission on the earlier of (i) 90 days following the Filing Date or (ii) ten days following the receipt of a "no review" or similar letter from the Commission or (iii) the first (1st) business day following the day the Commission determines the
Registration Statement eligible to be declared effective (the "Required Effectiveness Date"). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such registration statement by Purchaser). The Company agrees to file an initial written response to the Commission within ten
(10) calendar days of receipt of any comments by the Commission relating to the Registration Statement and provide the Purchaser with a copy of the formal response. If the Company fails to file the Registration Statement by the Filing Date, the Company will pay to the Fund liquidated damages in the amount of 1% of the principal amount of the then outstanding Preferred Shares for each 30-day period, prorated, until the Registration Statement has been filed.

(b) If the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to 1% of the outstanding principal amount of the Preferred Shares, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission. In the event the Company fails to obtain an effective registration statement by the 360th day following the Closing Date, the Company will redeem the Preferred Shares as set forth in Section 6.2 of the Certificate of Designation. Additionally, the Company will grant to Purchaser certain piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

(c) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

(d) If, following the declaration of effectiveness of the Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading) for the period required in the Registration Rights Agreement (the "Registration Maintenance Period"), the Company fails to file required amendments to the Registration Statement in order to allow the Purchaser to exercise its rights to receive unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current Registration Statement to effect full conversion of the Preferred Shares (each a "Registration Default"), the Company shall immediately take all necessary steps to cause the Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) business days shall result in the Company paying to Purchaser liquidated damages in an amount equal to 1% of the principal amount of the Preferred shares then outstanding, prorated, for each 30-day period of such Registration Default until the Registration Default is cured.

5 Restriction on Issuance of Securities . Beginning on the Closing Date and continuing for a period of 180 days following the Effective Date or until the Preferred Shares have been fully converted into shares of Common Stock, whichever is later to occur, the Company will not sell, or offer to sell, any securities (including credit facilities which are convertible into securities which may be issued at a discount to the then current Market Price) other than borrowings that provide for the payment of the Preferred Shares, borrowings under conventional credit facilities existing as of the date hereof, stock issued or credit facilities to be established in connection with acquisitions, employee and director stock options of the Company, existing rights and warrants of the Company and securities issued under the Preferred Shares and Qualified Future Financing as defined and set forth in the Certificate of Designation. In addition, the Company shall not issue any securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Preferred Shares. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"): (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted; (3) an underwritten offering of Common Stock, provided that such offering provides for the registration of the Common Stock to be received by Purchaser as a result of the conversion of the Preferred Shares held by the Purchaser to the extent there is not an effective Registration Statement for the sale of the Conversion Shares in place at the time of such offering; and (4) other financing transactions specifically consented to in writing by the Purchaser. Until such time as all of the Preferred Shares have been either redeemed or converted into Conversion Shares in full, the Company will not issue any of its equity securities (or Derivative Securities), unless any shares of Common stock issued or issuable in connection therewith are "restricted securities" provided, however, this sentence shall not apply to the above mentioned Qualified Future Financing. "Restricted Securities" shall mean securities which may not be sold prior to twelve (12) months following the date of issuance of such securities by virtue of contractual restrictions imposed by the Company or otherwise.




Article 11. ADJUSTMENT OF FIXED PRICE

1 Reorganization . The Conversion Price the ("Fixed Price") shall be adjusted, as applicable, as hereafter provided.

2 Share Reorganization . If and whenever the Company shall:

(a) subdivide the outstanding shares of Common Stock into a greater number of shares;

(b) consolidate the outstanding shares of Common Stock into a smaller number of shares;

(c) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

(d) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization," then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

(i) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

(ii) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

2 Rights Offering . If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the Fixed Price in effect on such record date by a fraction of which:

(i) the numerator shall be the sum of:

(I) the number of shares of Common Stock outstanding on such record date; and

(II) a number obtained by dividing:

(A) either,

(x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

(y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

(B) the Market Price of the Common Stock on such record date; and

(ii) the denominator shall be the sum of:

(I) the number of shares of Common Stock outstanding on such record date; and

(II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Fixed Price shall be readjusted effective immediately after such expiry time to the Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

3 Special Distribution . If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

(i) shares of the Company of any class, other than Common Stock;


(i) rights, options or warrants; or

(ii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the Fixed Price in effect on such record date by a fraction of which:

(i)the numerator shall be the difference between:

(A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

(B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefore by the holders of Common Stock), and

(ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

Section 11.05 Capital Reorganization . If and whenever there shall occur:


(1) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

(2) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

(3) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Preferred Shares after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

Section 11.06 Intentionally Omitted.

Section 11.07 Adjustment Rules . The following rules and procedures shall be applicable to adjustments made in this Article XI:

(a) etc no adjustment in the Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

ii. if any event occurs of the type contemplated by the adjustment provisions of this Article XI but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Company's board of directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

iii. if a dispute shall at any time arise with respect to any adjustment of the Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchaser.

Section 11.08 Certificate as to Adjustment . The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the Fixed Price deliver to Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

Section 11.09 Notice to Holders . If the Company shall fix a record date for:

(a) etc any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

iv. any Rights Offering,

v. any Special Distribution,

vi. any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

vii. Sale Event; or

viii. any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.



Article 12. EVENTS OF DEFAULT

5 Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

(a) failure by the Company to pay within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable by the Company under this Agreement or any other Transaction Agreement;

(b) failure by the Company to timely  comply  with the  requirements  of Section
7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

(c) failure on the part of the Company to observe or perform any covenant contained in Section 7.10 or Article VIII of this Agreement, which failure is not cured within five business days of such failure;

(d) failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement for 30 days from the date of such occurrence;

(e) the trading in the Common Stock shall have been suspended by the Commission, any National Market or the Amex (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on any National Market or the Amex, the Common Stock is then listed and approved for trading on another National Market within ten (10) Trading Days thereof);

(f) failure of the Company to file the Listing Applications required to be filed within twenty (20) Business Days of the Closing Date, which failure is not cured within five (5) Business Days of such failure;

(g) the Company shall have its Common Stock delisted from a National Market or the Amex for at least ten (10) consecutive Trading Days and is unable to obtain a listing on a National Market or the Amex within such ten (10) Trading Days;

(h) the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring the Default Fee for a continuous period in excess of 30 days;

(i) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

(j) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(k) default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $500,000, which has not been cured within any applicable period of grace associated therewith;

(l) judgments or orders for the payment of money which in the aggregate at any one time exceed $500,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

(m) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made; or

(n) any event of default under the Securities Purchase Agreement and related documents dated May 14, 2004 between the Company and GCA Strategic Investment Fund Limited;

then, and in every such occurrence, Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Preferred Shares to be, and the Preferred Shares shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (j) or (k) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by Purchaser, the entire amount of the Preferred Shares shall become immediately due and payable, provided, further, if any Event of Default has occurred and is continuing, and irrespective of whether any Preferred Share has been declared immediately due and payable hereunder, any Purchaser of Preferred Shares may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Preferred Share, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Preferred Shares shall be the Formula Price thereof.

6 Powers and Remedies Cumulative . No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Preferred Shares or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser (unless the provisions of this Agreement shall expressly condition such right or remedy upon prior approval of the Majority Holders).



Article 13. MISCELLANEOUS

5 Notices . All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

6 No Waivers; Amendments .

(a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Unless specifically noted to the contrary, any provision of this Agreement may be amended, supplemented or waived after the Closing if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Purchaser.

7 Indemnification .

(a) The Company agrees to indemnify and hold harmless Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party") and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

(b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Company has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of Purchaser and the other Indemnified Parties, satisfactory in form and substance to Purchaser, from all liability arising out of such action, claim, suit or proceeding.

(c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this
Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Preferred Shares and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or any other Indemnified Party.

8 Fees and Expenses. The Company has incurred an application fee of $19,275.00 which shall be payable to Global Capital Management Services, Inc. and a legal, documentary and due diligence fee of $15,000.00 (the "Expense Reimbursement Fee") which shall be payable at Closing to Global Capital Advisors, LLC. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.

9 Payment . The Company agrees that, so long as Purchaser shall own any Preferred Shares purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (E.S.T.).

10 Successors and Assigns . This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

11 Reserved .

12 Delaware Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE AND OF ANY FEDERAL DISTRICT COURT SITTING IN DELAWARE FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

13 Entire Agreement . This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Certificate of Designation, the Registration Rights Agreement and the Preferred Shares, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

14 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive (a) the Closing hereunder and (b) with respect to any Purchaser, the death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of such Purchaser. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

15 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

17 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

18 Counterparts. This Agreement may be executed by telecopy signatures and in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.


                          Signatures on Following Page

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.



AVITAR, INC.
By: Name: Peter P. Phildius Title:
President
Address:  Avitar, Inc.
65 Dan Road Canton, MA 02021
Fax: 781-821-4458
Tel.: 781-821-2440

GLOBAL CAPITAL
FUNDING GROUP, L.P.
By its General Partner:  Global Capital Management Services, Inc.
By: Name: Lewis N. Lester
Title:  President
Address:  106 Colony Park Drive
Suite 900 Cumming, GA 30040
Fax: 678-947-6499
Tel.: 678-947-0028

Securities Purchase Agreement
LIST OF SCHEDULES

Schedule 1.1      Secured Note
Schedule 4.3      Capitalization
Schedule 4.7      Financial Information
Schedule 4.8      Litigation
Schedule 4.12     Investments, Joint Ventures
Schedule 4.27     Subsidiaries
Schedule 7.08     Use of Proceeds
Schedule 8.2      Transactions with Affiliates


                                LIST OF EXHIBITS

Exhibit A          Form of Certificate of Designation
Exhibit B          Form of Registration Rights Agreement
Exhibit C          Form of Solvency Certificate
Exhibit D          Form of Officer's Certificate
Exhibit E          Form of Warrant